EXHIBIT 99.6

Time is Critical	Please Complete and Return Promptly

FORM OF ELECTION AND LETTER OF TRANSMITTAL

To Exchange Shares of Class A Common Stock, par value $0.01 per share (“TERP common stock”),

of

TerraForm Power, Inc. (“TerraForm Power” or “TERP”)

CUSIP # 88104R209

For BEP Units, as Described Herein

PLEASE RETURN THIS FORM OF ELECTION AND LETTER OF TRANSMITTAL (THIS “FORM OF ELECTION”) BY MAIL IN THE ACCOMPANYING ENVELOPE OR BY OVERNIGHT COURIER TO THE EXCHANGE AGENT BY THE ELECTION DEADLINE AT THE APPROPRIATE ADDRESS BELOW.

IF YOU PREFER TO RECEIVE BEPC EXCHANGEABLE SHARES AS YOUR TERP ACQUISITION CONSIDERATION, THEN YOU DO NOT NEED TO RETURN THIS FORM OF ELECTION.

IF YOU PREFER TO RECEIVE BEP UNITS AS YOUR TERP ACQUISITION CONSIDERATION, THEN YOU MUST COMPLETE AND RETURN THIS FORM OF ELECTION BY THE ELECTION DEADLINE, AS INSTRUCTED BELOW.

The method of delivery of the confirmation of book-entry transfer is at the option and risk of the owner thereof. See Instruction 5. Mail or send by overnight courier this Form of Election, together with the confirmation of book-entry transfer described below representing your shares of TERP common stock, to Computershare Investor Services Inc. (the “Exchange Agent”) as follows:

If delivered by Mail, to:	If delivered by Registered Mail, Hand, or Overnight Courier, to:

Computershare Investor Services Inc.	Computershare Investor Services Inc.
P.O. Box 7021	100 University Ave.
31 Adelaide St. E.	8th Floor
Toronto, ON M5C 3H2	Toronto, ON M5J 2Y1
Canada	Canada
Attn: Corporate Actions	Attn: Corporate Actions

Delivery of this Form of Election to an address other than as set forth above will not constitute a valid delivery to the Exchange Agent. You must sign this Form of Election in the appropriate space provided below, with signature guarantee, if required, and complete the Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable.

The instructions (the “General Instructions”) contained within this Form of Election should be read carefully and in full before this Form of Election is completed.

For up-to-date information, please call the information agent for the transaction, MacKenzie Partners, Inc. (the “Information Agent”). TERP stockholders may call toll-free at 1-800-322-2885. Banks and brokerage firms may call 1-212-929-5500.

PART I – Election Form

DESCRIPTION OF SHARES SURRENDERED FOR EXCHANGE

Name(s) and Address of Registered Holder(s)
(Please correct details if incorrect or fill in
if blank) (Please ensure name(s) appear(s)
exactly as on confirmation
of book-entry transfer)
(Attach additional signed list if necessary).
See Instruction 6.	Number of Book-Entry Shares. See Instruction 6.

By signing and submitting this Form of Election, you represent and warrant that the shares of TERP common stock submitted with this Form of Election will not be sold, including through limit order request, unless this Form of Election has been properly revoked pursuant to the General Instructions.

Pursuant to the terms of the Agreement and Plan of Reorganization, dated as of March 16, 2020 (the “Reorganization Agreement”), among Brookfield Renewable Partners L.P., an exempted limited partnership formed under the laws of Bermuda (“BEP”), Brookfield Renewable Corporation, a corporation incorporated under the laws of British Columbia and an indirect subsidiary of BEP (“BEPC”), 2252876 Alberta ULC, an unlimited liability corporation incorporated under the laws of Alberta and a wholly owned direct subsidiary of BEP (“Acquisition Sub”), TerraForm Power, and TerraForm Power NY Holdings, Inc., a newly formed New York corporation and a wholly owned direct subsidiary of TerraForm Power (“TerraForm New York”), BEP will acquire all the outstanding shares of TERP common stock not held by the Brookfield stockholders (as defined below) (such shares, the “public TERP shares”) through a series of transactions that include the reincorporation merger and the share exchange as described below. Pursuant to the Reorganization Agreement and that certain Plan of Merger, dated as of March 16, 2020 (the “Plan of Merger”) by and between TerraForm Power and TerraForm New York, TerraForm Power will merge with and into TerraForm New York, with TerraForm New York as the surviving corporation of such merger (the “reincorporation merger”), and (i) BBHC Orion Holdco L.P. and Orion U.S. Holdings 1 L.P. (collectively, the “Brookfield stockholders”), each an affiliate of BEP, will receive shares of TerraForm New York class A common stock, par value $0.01, (ii) holders of TERP common stock other than the Brookfield stockholders (the “unaffiliated TERP stockholders”) who do not make a BEP Unit Election (as defined below) to receive non-voting limited partnership units of BEP (the “BEP units”) will receive shares of TerraForm New York class B common stock, par value $0.01, and (iii) unaffiliated TERP stockholders who make a BEP Unit Election to receive BEP units will receive shares of TerraForm New York class C common stock, par value $0.01. Immediately thereafter, (i) pursuant to a binding share exchange, BEPC will acquire each share of TerraForm New York class B common stock that is issued and outstanding after the reincorporation merger effective time in exchange for BEPC class A exchangeable subordinate voting shares, no par value (the “BEPC exchangeable shares”) and cash in lieu of fractional BEPC exchangeable shares (the “BEPC share exchange”) and (ii) pursuant to a binding share exchange, Acquisition Sub will acquire each share of TerraForm New York class C common stock that is issued and outstanding after the reincorporation merger effective time in exchange for BEP units and cash in lieu of fractional BEP units (the “BEP share exchange”, and together with the BEPC share exchange, the “share exchange” and, together with the reincorporation merger, the “TERP acquisition”). Unaffiliated TERP stockholders will not receive any fractional shares of BEPC exchangeable shares or fractional interests of BEP units in the TERP acquisition. Instead, unaffiliated TERP stockholders will receive cash in lieu of any fractional shares of BEPC exchangeable shares or fractional interests of BEP units that they would otherwise have been entitled to receive.

If an unaffiliated TERP stockholder makes no BEP Unit Election with respect to its shares of TERP common stock, such unaffiliated TERP stockholder will receive BEPC exchangeable shares with respect to ALL of its shares of TERP common stock if the TERP acquisition is completed. See Instruction 10. In no event will an unaffiliated TERP stockholder that does not make a BEP Unit Election with respect to its shares of TERP common stock receive BEP units in respect of any of its shares of TERP common stock.

Before completing this Form of Election, we urge you to read the General Instructions accompanying this Form of Election, together with the proxy statement/prospectus dated [            ], 2020 (the “proxy statement/prospectus”), which contains a more detailed discussion of the TERP acquisition and the election and exchange procedures. Each BEP Unit Election is subject to the terms and conditions set forth in the Reorganization Agreement, a copy of which is attached as Annex A to the proxy statement/prospectus, the General Instructions and other terms and conditions set forth herein. Extra copies of this Form of Election or the proxy statement/prospectus may be requested from the Information Agent by calling toll-free at 1-800-322-2885. Banks and brokerage firms may call 1-212-929-5500. Documents incorporated by reference in the proxy statement/prospectus can be obtained through the U.S. Securities and Exchange Commission’s website at www.sec.gov or from TerraForm Power, BEP or BEPC, as applicable, by requesting them in writing or by telephone at their respective addresses specified in the proxy statement/prospectus.

To be validly delivered, this Form of Election must be RECEIVED by the Exchange Agent no later than the election deadline (the “Election Deadline”), which is currently expected to be 5:00 p.m. New York City time on [            ], 2020, the business day immediately prior to the TerraForm Power’s 2020 Annual Meeting of Stockholders. If the Exchange Agent does not receive a valid Form of Election from you by the Election Deadline, you will be deemed to have not made a BEP Unit Election and you will receive BEPC exchangeable shares with respect to ALL of your shares of TERP common stock. You are encouraged to return your Form of Election as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling the Information Agent toll-free at 1-800-322-2885. Banks and brokerage firms may call 1-212-929-5500.

Your BEP Unit Election made pursuant to this Form of Election will affect the TERP acquisition consideration that you, as a stockholder of TerraForm Power, will have the right to receive if the TERP acquisition is completed. Your BEP Unit Election may also affect the tax consequences to you of the TERP acquisition.

BEP UNIT ELECTION

Check the box below ONLY if you wish to make an election to receive BEP units (“BEP Unit Election”).

By checking the “BEP UNIT ELECTION FOR ALL SHARES” box, you are electing to receive BEP units with respect to all of your shares of TERP common stock. Upon the completion of the TERP acquisition, each share of TERP common stock you own will be exchanged for a number of BEP units equal to the adjusted exchange ratio (subject to further adjustment to prevent dilution in accordance with the Reorganization Agreement). The adjusted exchange ratio will be determined by multiplying (x) 0.381 by (y) the sum of (i) the number (rounded, if necessary, to three decimal points) of BEPC exchangeable shares to be distributed with respect to each BEP unit upon the consummation of the special distribution of BEPC exchangeable shares to the holders of BEP units (the “special distribution”) and (ii) one. For example, if holders of BEP units receive one BEPC exchangeable share for every four BEP units in the special distribution, the adjusted exchange ratio will be equal to 0.47625. If you make no BEP Unit Election with respect to your shares of TERP common stock, you will receive BEPC exchangeable shares with respect to ALL of your shares of TERP common stock if the TERP acquisition is completed. See Instruction 10.

Please carefully review the General Instructions enclosed with this Form of Election and place an X in the box ONLY if you wish to make a BEP Unit Election:

❑

BEP UNIT ELECTION FOR ALL SHARES—Each share of TERP common stock owned by you will be exchanged for 0.381 of a BEP unit (subject to adjustment for the special distribution and further adjustments to prevent dilution) and cash in lieu of a fractional BEP unit. For example, if holders of BEP units receive one BEPC exchangeable share for every four BEP units in the special distribution, the exchange ratio as adjusted for the special distribution will be equal to 0.47625.

You will receive BEPC exchangeable shares, together with cash in lieu of a fractional BEPC exchangeable share, with respect to ALL of your shares of TERP common stock if the TERP acquisition is completed if:

A. you complete, sign and deliver this Form of Election without placing an X in the box above to make a BEP Unit Election (which will also revoke any prior dated Forms of Election submitted by you);

B. your Form of Election is not received by the Exchange Agent by the Election Deadline;

C. your Form of Election is revoked and a replacement Form of Election is not received by the Exchange Agent by the Election Deadline; or

D. you otherwise fail to properly complete, sign and deliver this Form of Election.

See Instruction 10.

This Form of Election, if properly completed, signed and delivered, will revoke all other prior dated Forms of Election submitted by the undersigned. Please make certain that this Form of Election is accurate and covers the total number of shares of TERP common stock that you own on the date of submission.

To be validly delivered, the Exchange Agent must RECEIVE your properly completed and signed Form of Election, together with any required accompanying evidence of authority, at the appropriate address above by the Election Deadline. Do not send this document to TerraForm Power, BEPC or BEP. If the Exchange Agent does not receive a valid Form of Election from you by the Election Deadline, you will be deemed to have not made a BEP Unit Election and you will receive BEPC exchangeable shares with respect to ALL of your shares of TERP common stock upon the completion of the TERP acquisition. To properly make a BEP Unit Election, this Form of Election must be properly completed, signed and returned to the Exchange Agent, together with the applicable confirmation of book-entry transfer.

PART II – PAYMENT INSTRUCTIONS

Note:    Please review carefully the general instructions in Part III before completing the following information.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS

Complete ONLY if the book-entry statement for the BEP units and the check for cash (if applicable) are to be issued in the name(s) of someone other than the registered holder(s) in the box below.

SPECIAL DELIVERY INSTRUCTIONS Complete ONLY if the book-entry statement for the BEP units and the check for cash (if applicable) are to be mailed to an address other than the address reflected below.
Issue to:	Mail to:

Name(s):____________________________________________	Name(s):__________________________________________

Address:____________________________________________	Address:___________________________________________
___________________________________________________ (See Instruction 8)	___________________________________________________ (See Instruction 7)

REGISTERED HOLDER(S)
MUST SIGN IN THIS BOX

SIGNATURE(S) REQUIRED
Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the confirmation of book-entry transfer. All registered holders must sign. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. See Instruction 8.

Registered Holder

Registered Holder

Title, if any

Area Code/Phone No.

Address—Please Print

SIGNATURE(S) GUARANTEED
(IF REQUIRED)
See Instruction 8

A signature guarantee is required on the Form of Election if the name(s) of the person(s) executing the Form of Election is different from the name(s) of the registered holder(s). If the BEP Unit Election is not for the account of a Canadian Schedule I chartered bank, a member of a Securities Transfer Agents’ Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution. Note: A notarization by a notary public is not acceptable.

Authorized Signature

Name of Firm

Address of Firm—Please Print

APPLY MEDALLION GUARANTEE STAMP BELOW

Please sign and provide your tax ID number on the IRS Form W-9 provided herein or complete the appropriate IRS Form W-8, as applicable. See Instruction 9.

PART III - GENERAL INSTRUCTIONS FOR TERP FORM OF ELECTION AND LETTER OF TRANSMITTAL

(Please read carefully the instructions below)

1.    Introduction

Pursuant to the terms of the Agreement and Plan of Reorganization, dated as of March 16, 2020 (the “Reorganization Agreement”), among Brookfield Renewable Partners L.P., an exempted limited partnership formed under the laws of Bermuda (“BEP”), Brookfield Renewable Corporation, a corporation incorporated under the laws of British Columbia and an indirect subsidiary of BEP (“BEPC”), 2252876 Alberta ULC, an unlimited liability corporation incorporated under the laws of Alberta and a wholly owned direct subsidiary of BEP (“Acquisition Sub”), TerraForm Power, and TerraForm Power NY Holdings, Inc., a newly formed New York corporation and a wholly owned direct subsidiary of TerraForm Power (“TerraForm New York”), BEP will acquire all the outstanding shares of TERP common stock not held by the Brookfield stockholders (as defined below) (such shares, the “public TERP shares”) through a series of transactions that include the reincorporation merger and the share exchange as described below. Pursuant to the Reorganization Agreement and that certain Plan of Merger, dated as of March 16, 2020 (the “Plan of Merger”) by and between TerraForm Power and TerraForm New York, TerraForm Power will merge with and into TerraForm New York, with TerraForm New York as the surviving corporation of such merger (the “reincorporation merger”), and (i) BBHC Orion Holdco L.P. and Orion U.S. Holdings 1 L.P. (collectively, the “Brookfield stockholders”), each an affiliate of BEP, will receive shares of TerraForm New York class A common stock, par value $0.01, (ii) holders of TERP common stock other than the Brookfield stockholders (the “unaffiliated TERP stockholders”) who do not make a BEP Unit Election (as defined below) to receive non-voting limited partnership units of BEP (the “BEP units”) will receive shares of TerraForm New York class B common stock, par value $0.01, and (iii) unaffiliated TERP stockholders who make a BEP Unit Election to receive BEP units will receive shares of TerraForm New York class C common stock, par value $0.01. Immediately thereafter, (i) pursuant to a binding share exchange, BEPC will acquire each share of TerraForm New York class B common stock that is issued and outstanding after the reincorporation merger effective time in exchange for BEPC class A exchangeable subordinate voting shares, no par value (the “BEPC exchangeable shares”) and cash in lieu of fractional BEPC exchangeable shares (the “BEPC share exchange”) and (ii) pursuant to a binding share exchange, Acquisition Sub will acquire each share of TerraForm New York class C common stock that is issued and outstanding after the reincorporation merger effective time in exchange for BEP units and cash in lieu of fractional BEP units (the “BEP share exchange”, and together with the BEPC share exchange, the “share exchange” and, together with the reincorporation merger, the “TERP acquisition”). Unaffiliated TERP stockholders will not receive any fractional shares of BEPC exchangeable shares or fractional interests of BEP units in the TERP acquisition. Instead, unaffiliated TERP stockholders will receive cash in lieu of any fractional shares of BEPC exchangeable shares or fractional interests of BEP units that they would otherwise have been entitled to receive (see Instruction 11).

Included with these instructions is a Form of Election and Letter of Transmittal (“Form of Election”) that you must complete, sign and return to Computershare Investor Services Inc. (the “Exchange Agent”) in order to make your BEP Unit Election (as defined below). FOR YOUR BEP UNIT ELECTION TO BE VALIDLY DELIVERED, THE EXCHANGE AGENT MUST RECEIVE YOUR FORM OF ELECTION AT ONE OF THE ADDRESSES ON THE FORM OF ELECTION BY THE ELECTION DEADLINE (AS DEFINED BELOW) (SEE INSTRUCTION 2). IF YOU NEED ASSISTANCE OR ADDITIONAL COPIES OF THE FORM OF ELECTION OR THE PROXY STATEMENT/PROSPECTUS (AS DEFINED BELOW), PLEASE CONTACT THE INFORMATION AGENT FOR THE TRANSACTION, MACKENZIE PARTNERS, INC., BY CALLING TOLL FREE AT 1-800-322-2885. BANKS AND BROKERAGE FIRMS MAY CALL 1-212-929-5500. DOCUMENTS INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS CAN BE OBTAINED THROUGH THE U.S. SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR FROM TERRAFORM POWER, BEPC OR BEP, AS APPLICABLE, BY REQUESTING THEM IN WRITING OR BY TELEPHONE AT THEIR RESPECTIVE ADDRESSES SPECIFIED IN THE PROXY STATEMENT/PROSPECTUS.

Before completing the Form of Election, we urge you to read these instructions, together with the proxy statement/prospectus dated [                ] (the “proxy statement/prospectus”), which contains a more detailed discussion of the TERP acquisition and the election and exchange procedures. Each BEP Unit Election is subject to the terms and conditions set forth in the Reorganization Agreement, a copy of which is attached as Annex A to the proxy statement/prospectus, these instructions and other terms and conditions set forth in the Form of Election. The tax consequences to you of the TERP acquisition and the BEP Unit Election you make will depend on your own situation. You are urged to consult your own tax advisor as to the specific tax consequences to you of the TERP acquisition and the BEP Unit Election.

Please read and follow carefully these instructions regarding completion of the Form of Election. These instructions, as well as the terms, conditions and limitations set forth herein, are considered part of the Form of Election.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to make your BEP Unit Election through that broker, bank or other nominee. You should contact your broker, bank or other nominee promptly for information on how and when you must give them instructions for your BEP Unit Election.

Your submission of a Form of Election does NOT constitute a vote for the adoption of the Reorganization Agreement. You may submit a Form of Election even if you have voted, or plan on voting, against the adoption of the Reorganization Agreement and the approval of the TERP acquisition. In order to vote your shares of TERP common stock for or against the adoption of the Plan of Merger pursuant to which the reincorporation merger is effectuated and approval of the Reorganization Agreement, you must follow the instructions for voting contained in the Reorganization Agreement, which are described in the proxy statement/prospectus and the accompanying proxy materials. If the Plan of Merger is not adopted and the Reorganization Agreement is not approved by the requisite vote of TERP stockholders, or if the Reorganization Agreement is terminated for any other reason, you will not be entitled to any TERP acquisition consideration and the Form of Election will be void and of no effect.

2.    Delivery Instructions and Election Deadline

For any BEP Unit Election contained therein to be considered, the Form of Election, properly completed and signed, must be returned to the Exchange Agent, either by mail or by overnight courier, at the appropriate address set forth on the front of the Form of Election. You are solely responsible for delivery of the Form of Election and any other documents required hereby to the Exchange Agent. Delivery of the Form of Election to an address other than as set forth on the Form of Election will NOT constitute a valid delivery to the Exchange Agent.

Forms of Election must be received by the Exchange Agent no later than the Election deadline (the “Election Deadline”), which is expected to be 5:00 p.m. New York City time on [                ], 2020, the business day immediately prior to TerraForm Power’s 2020 Annual Meeting of Stockholders. You are encouraged to return your Form of Election as promptly as practicable. You may obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, MacKenzie Partners, Inc. (the “Information Agent”), toll-free at 1-800-322-2885. Banks and brokerage firms may call 1-212-929-5500. Please allow ample time for delivery of your Form of Election. If you hold your shares in “street name” through a bank, broker or other nominee, you may have to allow additional time in order to make a timely BEP Unit Election. If TerraForm Power’s 2020 Annual Meeting of Stockholders is delayed to a subsequent date, the Election Deadline will be similarly delayed to a subsequent date, and TerraForm Power, BEPC and BEP will promptly announce any such delay and, when determined, the rescheduled Election Deadline. Delivery will be deemed valid only when received. If the Exchange Agent does not receive a valid Form of Election in respect of your shares of TERP common stock by the Election Deadline, you will receive BEPC exchangeable shares with respect to ALL of your shares of TERP common stock.

3.    Confirmation of Shares in Book-Entry Form

For any BEP Unit Election to be valid, the Form of Election must be accompanied by confirmation of book-entry transfer and any required accompanying evidence of authority. No stop transfer instructions may be outstanding against any of the shares subject to such confirmation of book-entry transfer. Subject to the completion of the TERP acquisition and pursuant to the terms of the Reorganization Agreement, if you provide the confirmation of book-entry transfer, you (i) represent that you have full authority to surrender without restriction such shares of TERP common stock to the Exchange Agent for exchange and (ii) surrender without restriction such shares of TERP common stock to the Exchange Agent for exchange.

No alternative, conditional or contingent surrender of shares of TERP common stock will be accepted. All stockholders surrendering shares of TERP common stock, by execution of the Form of Election, waive any right to receive any notice of the acceptance of their shares of TERP common stock for exchange upon closing of the TERP acquisition.

4.    Termination of Reorganization Agreement

In the event of termination of the Reorganization Agreement, the Exchange Agent will mail any documents received by the Exchange Agent, to the person who delivered such documents and your outstanding shares of TERP common stock will remain outstanding in accordance with their terms. The Exchange Agent will return any transaction advice for such shares of TERP common stock and other documents to be delivered by the Exchange Agent by first class or registered mail.

5.    Method of Delivery

Your Form of Election, together with your confirmation of book-entry transfer must be received by the Exchange Agent by the Election Deadline. Do not send them to TerraForm Power, BEPC or BEP. The method of delivery (mail or overnight courier) of confirmation of book-entry transfer to the Exchange Agent at the appropriate address set forth on the front of the Form of Election is at the option and risk of the surrendering stockholder. Delivery will be valid, and risk of loss and title shall pass, only upon proper delivery of the Form of Election to the Exchange Agent, together with the applicable confirmation of book-entry transfer, at the appropriate address set forth on the front of the Form of Election by the Election Deadline. If the confirmation of book-entry transfer is sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

6.    Description of Shares of TERP Common Stock Surrendered

The name(s) and address of the registered holder(s) must be included in the box provided. Please correct these details if they are incorrect or fill in the name and address box if it is blank. Please ensure that the name(s) and address of the registered holder(s) appears exactly as on the confirmation of book-entry transfer being provided. You must include the number of book-entry shares held in the box provided for the number of shares submitted. By signing and submitting a Form of Election, you warrant that these shares will not be sold, including through limit order request, unless this Form of Election is properly revoked pursuant to the instructions herein.

7.    Special Delivery Instructions

If the book-entry statement for the BEPC exchangeable shares, BEP units and the check for cash (if applicable) are to be delivered to the registered holders of the book-entries at an address other than that appearing on the Form of Election, indicate the name(s) and address in this box.

8.    Signatures

If you have any questions regarding the signing of the Form of Election, please call the Information Agent toll-free at 1-800-322-2885. Banks and brokerage firms may call 1-212-929-5500.

Registered Holders. The Form of Election must be signed by the registered holder(s) EXACTLY as their name(s) appear(s) on the confirmation of book-entry transfer without any alteration, enlargement or change whatsoever. If the shares of TERP common stock subject to a BEP Unit Election are owned of record by two or more persons, all such persons must sign the Form of Election. If any shares are registered in different names on several book-entries, it will be necessary to complete, sign and submit as many separate Forms of Election as there are different registrations.

Person(s) Other than Registered Holders. If checks for cash (if applicable) are to be made payable to or if BEP units are to be registered in any name(s) other than the name(s) that appear(s) on the confirmation(s) of book-entry transfer, indicate the name(s) and address in the box entitled “Special Issuance/Payment Instructions”. The stockholder(s) named will be considered the record owner(s) and must complete the box entitled “Signatures Required” and the Internal Revenue Service (“IRS”) Form W-9. The stockholder(s) named must pay any transfer or other similar tax required in connection with such payment or registration or must establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. If the box entitled “Special Issuance/Payment Instructions” is completed, then signatures on the Form of Election must be guaranteed by an Eligible Institution). If the confirmation(s) of book-entry transfer are in the name of a person other than the person signing the Form of Election, or if issuance is to be made to a person other than the person signing the Form of Election or if the issuance is to be made to a person other than the registered owner(s), then the confirmation(s) of book-entry transfer must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on such confirmation(s) of book-entry or stock power(s), with the signatures on the confirmation(s) of book-entry or stock power(s) guaranteed by an Eligible Institution as provided herein. The signature of a notary public is not sufficient for this purpose.

Fiduciaries and Representatives. When signing the Form of Election as trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please give full title as such. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership. Forms of Election executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations in a fiduciary or representative capacity, or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act, or in lieu of such evidence, Guarantee of Signature as described below.

Correction of or Change in Name. For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (a) for a change in name by marriage, etc., the Form of Election should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (b) for a correction in name, the Form of Election should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown.” In such case, the signature on the Form of Election must, however, be guaranteed by an Eligible Institution. The signature of a notary public is not sufficient for this purpose.

Guarantee of Signatures. A signature guarantee is required on the Form of Election if the name(s) of the person(s) executing the Form of Election is different from the name(s) of the registered holder(s) of the shares of TERP common stock covered by the Form of Election, and a signature guarantee is required on a stock power accompanying a Form of Election if the Form of Election is signed by a person other than the registered holder(s) of the shares covered thereby. If the BEP Unit Election is not for the account of a member of an Eligible Institution, a signature guarantee must be completed by an Eligible Institution. The signature of a notary public is not sufficient for this purpose.

10.    IRS Form W-9

A U.S. Holder (as defined below) for purposes of this Form of Election is any registered TERP stockholder who is either a U.S. person (as defined below) or provides the Exchange Agent with a mailing address in the United States or any territory or possession thereof. Each U.S. Holder who is a U.S. person depositing TERP common stock to the Exchange Agent is required to provide the Exchange Agent with a correct U.S. taxpayer identification number (“TIN”) (generally the holder’s social security number or federal employer identification number) and with certain other information, on the enclosed IRS Form W-9. A U.S. Holder who is not a U.S. person but provides a mailing address in the United States will be required to furnish an IRS Form W-8BEN or other appropriate IRS Form W-8, which the Exchange Agent will provide upon request. Failure to provide the information on IRS Form W-9 or relevant IRS Form W-8, as applicable, may subject the depositing holder to U.S. federal backup withholding on the gross amount of any payments made to the U.S. Holder, and, in certain cases, penalties.

11.     Improper BEP Unit Elections

If a TERP stockholder does not select the BEP Unit Election, does not submit a properly completed and signed form received by the Exchange Agent by the Election Deadline or otherwise fails to properly complete the Form of Election, such TERP stockholder will be deemed to have not made a BEP Unit Election and will receive BEPC exchangeable shares with respect to ALL of their shares of TERP common stock. In no event will a TERP stockholder that does not make a BEP Unit Election with respect to its shares of TERP common stock receive BEP units in respect of any of its shares of TERP common stock.

12.    Fractional Interests

TERP stockholders will not receive any fractional shares of BEPC exchangeable shares or fractional interests of BEP units in the TERP acquisition. Instead, TERP stockholders will receive cash in lieu of any fractional shares BEPC exchangeable shares or fractional interests of BEP units that they would otherwise have been entitled to receive in the TERP acquisition. Any cash in lieu of such fractional shares or interests will be calculated in accordance with the terms of Section 4.11 of the Reorganization Agreement.

13.    Revocation or Change of Form of Election

Any Form of Election may be revoked with respect to all of the shares of TERP common stock subject thereto by the TERP stockholder who submitted the applicable Form of Election by written notice received by the Exchange Agent by the Election Deadline. Such written notice must specify the person in whose name the Form of Election to be revoked has been submitted, the name of the registered holder thereof and the numbers shown on the confirmation of book-entry transfer representing the shares subject to the Form of Election being revoked. After a BEP Unit Election is validly made with respect to any shares of TERP common stock, no further registration of transfer of such shares will be made on the transfer books of TerraForm Power unless and until such BEP Unit Election is revoked in accordance with the procedures set forth in the Form of Election.    If you submit a Form of Election without placing an X in the election box to make a BEP Unit Election, you will revoke any prior dated Forms of Election submitted by you that made a BEP Unit Election. If a Form of Election is revoked, no BEP Unit Election will be deemed to have been made with respect to the shares of TERP common stock as to which such Form of Election previously applied and the holder thereof will receive BEPC exchangeable shares with respect to ALL of such holder’s shares of TERP common stock unless a new Form of Election with the BEP Unit Election box checked is subsequently submitted by the TERP stockholder and received by the Exchange Agent by the Election Deadline.

If you revoke your BEP Unit Election, you may subsequently submit a new BEP Unit Election prior to the Election Deadline for shares you own as of the date of submission of such new Form of Election. Such Form of Election must be received by the Exchange Agent by the Election Deadline and must otherwise comply with, and will be subject to the terms and conditions of, the Form of Election (except for in relation to the delivery of previously-delivered confirmation of book-entry transfer representing surrendered shares of TERP common stock). You cannot revoke or change your BEP Unit Election after the Election Deadline. The reasonable good faith determination of the Exchange Agent shall be conclusive and binding as to whether or not a BEP Unit Election shall have been properly made or revoked pursuant to this Form of Election, as to when BEP Unit Elections and revocations of BEP Unit Elections were received by the Exchange Agent and as to whether to disregard immaterial defects in a completed Form of Election.

14.    Purchase, Sale or Transfer of Shares of TERP Common Stock

If you are making a BEP Unit Election and purchase additional shares of TERP common stock after submitting your Form of Election and would like to make a BEP Unit Election with respect to such additional shares, you will need to submit a new Form of Election so that it is received by the Exchange Agent by the Election Deadline to cover all of your shares, including such additional shares. If you are making a BEP Unit Election and the Exchange Agent does not receive a new Form of Election from you by the Election Deadline to cover additional shares acquired by you after the date on which you submit the Form of Election, you will be deemed to have not made a BEP Unit Election with respect to the additional shares of TERP common stock that you have acquired and you will receive BEPC exchangeable shares with respect to such additional shares of TERP common stock. By signing and submitting a Form of Election, you warrant that the shares of TERP common stock represented by the Form of Election will not be sold, including through limit order request, unless the Form of Election has been properly revoked pursuant to the instructions herein.

15.    Disputes

Subject to the terms of the Reorganization Agreement and the Form of Election, the Exchange Agent will have reasonable discretion to determine whether any BEP Unit Election or revocation has been improperly completed, executed or transmitted, any confirmation of book-entry transfer is not in proper form for transfer or some other irregularity in connection with the BEP Unit Election exists and shall use reasonable efforts to advise the electing stockholder, or transmitting book-entry transfer facility, as the case may be, of the existence of the irregularity. None of BEP, BEPC, Acquisition Sub or the Exchange Agent shall be under any obligation to notify any person of any defect in a completed Form of Election. BEPC and BEP have the full discretion to determine whether any Form of Election is complete and proper and has the right to reject any or all Form of Elections determined in good faith by it not to be in proper form.

16.    BEP Unit Elections Effective Only upon Completion of the TERP Acquisition

A BEP Unit Election made on the Form of Election will be effective only upon the completion of the TERP acquisition, which is subject to the satisfaction of a number of conditions described in the proxy statement/prospectus. If the Reorganization Agreement is terminated for any reason, all Forms of Election will be void and of no effect.

17.    Inquiries

If you have any questions about, or need additional copies of, the Form of Election, please call the Information Agent toll-free at 1-800-322-2885. Banks and brokerage firms may call 1-212-929-5500.

PART IV – IMPORTANT TAX INFORMATION FOR U.S. HOLDERS

To prevent backup withholding on any payment made to a U.S. Holder (or person acting on behalf of a U.S. Holder) with respect to TERP common stock surrendered, you are required, if you are a U.S. person (as defined below), to notify the Exchange Agent of your current TIN (or the TIN of the person on whose behalf you are acting) by completing the IRS Form W-9. Please consult the instructions on the enclosed IRS Form W-9 for additional instructions. If you are a U.S. Holder that is not a U.S. person but provides a mailing address in the United States, you will generally be required to furnish the relevant IRS Form W-8 to avoid backup withholding, which the Exchange Agent will provide upon request. Backup withholding is not an additional tax. Amounts withheld are creditable against the stockholder’s regular United States federal income tax liability, and any amounts over withheld generally will be refundable to the stockholder if the stockholder properly files a United States federal income tax return.

Each U.S. Holder of TERP common stock is urged to consult his, her or its own tax advisor to determine whether such holder is required to furnish IRS Form W-9, is exempt from backup withholding and information reporting, or is required to furnish an IRS Form W-8.

You are a U.S. person for purposes of this Form of Election if you are, for U.S. federal income tax purposes, (1) an individual who is a citizen or a resident of the United States (including a U.S. resident alien), (2) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States (or any state thereof, including the District of Columbia), (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons”, as such term is defined in the Internal Revenue Code of 1986, as amended, are authorized to control all substantial decisions of the trust (or certain other electing trusts).

Each U.S. person is required to provide the Exchange Agent with a correct TIN and with certain other information on IRS Form W-9, which is enclosed, and to certify that the TIN provided is correct (or that such U.S. person is awaiting a TIN) and that (a) the U.S. person has not been notified by the IRS that the U.S. person is subject to backup withholding as a result of a failure to report all interest or dividends or (b) the IRS has notified the U.S. person that the U.S. person is no longer subject to backup withholding.

The TIN is generally the U.S. person’s social security number or federal employer identification number. The U.S. person is required to furnish the TIN of the registered owner of the TERP common stock. The instructions on the enclosed IRS Form W-9 explain the proper certification to use if the TERP common stock are registered in more than one name or are not registered in the name of the actual owner. If the U.S. person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, the U.S. person should write “Applied For” in Part I of the IRS Form W-9. If such U.S. person does not provide a TIN to the Exchange Agent by the time of payment, the Exchange Agent will backup withhold a portion of such payments. Certain U.S. persons (including U.S. corporations) are not subject to these backup withholding and reporting requirements. For additional instructions, see the instructions on the enclosed IRS Form W-9.

Failure to timely provide the required information on the IRS Form W-9 may subject the depositing U.S. person to a US$50 penalty imposed by the IRS and subject the U.S. person to backup withholding of a portion of any payment at the applicable rate (currently 24%). More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment.

U.S. Holders that are not U.S. persons but provide a mailing address in the United States will be required to file an IRS Form W-8BEN or other appropriate IRS Form W-8. The Exchange Agent will provide such forms upon request. A failure to properly complete and furnish the appropriate IRS Form W-8 may result in backup withholding.

PART V - NON-CANADIAN-RESIDENT WITHHOLDING TAX RATE WITH REGARDS TO FUTURE DIVIDEND OR DISTRIBUTION PAYMENTS

You may receive dividends on your BEPC exchangeable shares or distributions on your BEP units, as the case may be, in the future. Should you hold shares or units you receive from the TERP acquisition in your own name, the Exchange Agent will require the completion of the Canada Revenue Agency’s (CRA) certificate of residency documentation to apply the appropriate withholding tax treaty rate in effect at the time of the payment. This certificate, Form NR301, Declaration of eligibility for benefits under a tax treaty for a non-resident taxpayer, will be provided to you at a later time. If you are a partnership or a hybrid entity that will hold shares received as part of the TERP acquisition in your own name, you will be required to complete Form NR302, Declaration of eligibility for benefits under a tax treaty for a partnership with non-resident partners, or Form NR303, Declaration of eligibility for benefits under a tax treaty for a hybrid entity, respectively, which you can access at http://www.cra-arc.gc.ca/tx/nnrsdnts/pyr/prtxiii/wthhldng/bnfclwnrshp-eng.html.

Supplying the Exchange Agent with the completed Form NR301 (or a different form, if applicable) will generally allow you to receive your payments according to the established treaty rates for your country of domicile. Please note the information is only effective for a three-year period and you will be required to update the information when the three-year period expires or if your domicile changes during that period.

Failure to supply a completed Form NR301 (Form NR302 or Form NR303, as applicable) will result in the Exchange Agent withholding the statutory 25% withholding tax rate on certain payments made to you. At that point, should you decide to, it will then be your responsibility to claim any excess amount withheld back from the CRA.

Instructions on how to correctly complete and return the Form NR301, Form NR302 or Form NR303 will be on the back of the relevant form. Should you have further questions regarding the CRA’s Withholding Tax policy, please refer to http://www.cra-arc.gc.ca/ formspubs/frms/ic76-12r6-eng.html and https://www.canada.ca/en/revenue-agency/services/forms-publications/ pending-updates-
ic76-12-applicable-rate- part-xiii-tax-on-amounts-paid-credited-persons-countries-which-canada-a-tax-convention-related-forms-nr301.html.